EXHIBIT 1.01

Execution Copy

4,000,000 Preferred Trust Securities

SOUTHWEST GAS CAPITAL II

7.70% Preferred Trust Securities

(Liquidation Amount $25 per Preferred Trust Security)

Fully and Unconditionally Guaranteed, to the Extent Set Forth Herein, by

SOUTHWEST GAS CORPORATION

UNDERWRITING AGREEMENT

August 20, 2003

UBS SECURITIES LLC

As Representative of the several Underwriters

    named in Schedule A hereto

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

Southwest Gas Capital II (the “Trust”), a statutory trust organized under the Delaware Statutory Trust Act (Title 12, Chapter 38 of the Delaware Code, 12 Del. C §§3801, et seq.) (the “Delaware Act”), and Southwest Gas Corporation, a California corporation (the “Company” and, together with the Trust, the “Offerors”), confirm their agreement (the “Agreement”) with the several Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 7 hereof), for whom UBS Securities LLC is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 7.70% Preferred Trust Securities (liquidation amount $25 per preferred trust security) of the Trust set forth in Schedule A hereto (the “Preferred Securities”). The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined below), with respect to distributions and payments upon liquidation and redemption (the “Preferred Securities Guarantee”) pursuant to the Preferred Securities Guarantee Agreement (the “Preferred Securities Guarantee Agreement”), dated as of August 25, 2003, between the Company and BNY Midwest Trust Company, as guarantee trustee (the “Guarantee Trustee”). The Preferred Securities and the Preferred Securities Guarantee are referred to herein as the “Securities.”

The proceeds of the sale of the Preferred Securities to the public, together with the proceeds of the sale of common trust securities of the Trust (the “Common Securities”) to the

Company concurrently with the sale of the Preferred Securities, are to be invested by the Trust in $103,100,000 aggregate principal amount of 7.70% Junior Subordinated Debentures due September 15, 2043 (the “Trust Debt Securities”) to be issued by the Company pursuant to the Indenture, dated as of August 25, 2003 (the “Indenture”), between the Company and BNY Midwest Trust Company, as indenture trustee (the “Indenture Trustee”). The Common Securities will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the “Common Securities Guarantee” and, together with the Preferred Securities Guarantee, the “Guarantees”) pursuant to the Common Securities Guarantee Agreement, dated as of August 25, 2003, by the Company for the benefit of the holder of the Common Securities (the “Common Securities Guarantee Agreement” and, together with the Preferred Securities Guarantee Agreement, the “Guarantee Agreements”).

The Trust Agreement (as defined below), the Indenture, and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement of the Trust, dated as of August 25, 2003 (the “Trust Agreement”), among the Company, as Sponsor, the trustees named therein (the “Trustees”), including BNY Midwest Trust Company, as property trustee under the Trust Agreement (the “Property Trustee”), and the holders from time to time of undivided beneficial interests in the assets of the Trust.

The Offerors (a) have filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), a registration statement on Form S-3 (File Nos. 333-106419 and 333-106419-03) for the registration under the 1933 Act of up to $300,000,000 aggregate offering price of securities, including (i) the Preferred Securities, (ii) the Preferred Securities Guarantee and (iii) the Trust Debt Securities, (b) have filed such amendments to such registration statement as have been required to the date hereof and (c) will file such additional amendments to such registration statement as may hereafter be required (the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding Form T-1, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities and the Trust Debt Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the “Prospectus”; any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) is hereinafter called a “Preliminary Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Preliminary Prospectus or the

Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities and the Trust Debt Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in accordance with Section 3(a) hereof, including any documents incorporated by reference therein as of the date of such filing.

The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representative deems advisable.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (EDGAR).

Section 1.    Representations and Warranties.  The Offerors jointly and severally represent and warrant to each Underwriter as of the date of this Agreement as follows:

(a)    The Registration Statement has been declared effective by the Commission; no other document with respect to the Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the 1933 Act Regulations, each in the form heretofore delivered to the Representative); no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and each of the Offerors meets, and at the times of commencement and consummation of the offering of the Securities will meet, the registrant requirements for use of Form S-3 under the 1933 Act and Rule 415 of the 1933 Act Regulations.

(b)    The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary tomake the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use in the Prospectus as amended or supplemented.

(c)    The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1939 Act, and the rules and regulations of the Commission thereunder (the “1939 Act Regulations”), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the Closing Time (as defined in Section 2(b) hereof) as to the Registration Statement and the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use in the Prospectus as amended or supplemented.

(d)    Neither the Company nor Northern Pipeline Construction Co. or Paiute Pipeline Company (together, the “Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries or the Trust has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries and (ii) there has not been any change in the capital stock, except for issuances of capital stock pursuant to the Company’s dividend reinvestment program and employee benefit plans existing on or prior to the date hereof, or long-term debt, other than the repayment of current maturities of long-term debt, of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries or of the Trust, otherwise than as set forth or contemplated in the Prospectus.

(e)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification.

(f)    Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification.

(g)    The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(h)    All of the Company’s subsidiaries are listed in an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference into the Prospectus; and other than the Subsidiaries, (i) no subsidiary of the Company is a “significant subsidiary” as defined in Regulation S-X and (ii) no two or more subsidiaries of the Company considered in the aggregate constitute a “significant subsidiary” as defined in Regulation S-X.

(i)    The issue and sale of the Preferred Securities, the Common Securities, the Guarantees and the Trust Debt Securities and the compliance by the Offerors with all of the provisions of this Agreement, the Trust Agreement, the Preferred Securities, the Common Securities, the Indenture, the Trust Debt Securities, the Guarantees and the Guarantee Agreements, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or lapse of time or both) constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, either of the Subsidiaries or the Trust is a party or by which the Company, either of the Subsidiaries or the Trust is bound or to which any of the property or assets of the Company, either of the Subsidiaries or the Trust is subject, nor will such action result in: (i) any violation of the provisions of the Articles of Incorporation or By-Laws of the Company or either of the Subsidiaries or the Trust Agreement or the Trust’s Certificate of Trust filed with the State of Delaware on June 23, 2003 (the “Certificate of Trust”) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, either of the Subsidiaries or the Trust or any of their respective properties or (ii) the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, either of the Subsidiaries or the Trust pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject; the execution, delivery and performance of this Agreement, the Preferred Securities, the Common Securities, the Indenture, the Guarantees and the Guarantee Agreements will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company that will not have been obtained; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the Trust Debt Securities or the consummation by the Offerors of the transactions contemplated by this Agreement, the

Preferred Securities, the Common Securities, the Indenture, the Guarantees and the Guarantee Agreements, except such as have been, or prior to the Closing Time will be, obtained (A) under the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, (B) the qualification of the Trust Agreement, the Indenture and the Preferred Securities Guarantee Agreement under the 1939 Act and (C) from the Public Utilities Commission of the State of California, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(j)    The statements set forth in the Prospectus under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(k)    The Trust is not in violation of the Trust Agreement or the Certificate of Trust; neither the Company nor either of the Subsidiaries is in violation of its respective Articles of Incorporation or By-Laws; and, to the best knowledge of the Offerors after due inquiry, none of the Company, either of the Subsidiaries and the Trust is (i) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, either of the Subsidiaries or the Trust, the violation of which would reasonably be expected to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”) or of any decree of any court or governmental agency or body having jurisdiction over the Company, either of the Subsidiaries or the Trust or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, either of the Subsidiaries or the Trust is a party or by which the Company, either of the Subsidiaries or the Trust or any of their respective properties may be bound.

(l)    Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

(n)    The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement and the Prospectus at the

respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

(o)    The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights and general equitable principles (whether considered in equity or law).

(p)    Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to obtain such permits would not reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company after due inquiry, each of the Company and the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any material permits or would result in any other material impairment of the rights of the holder of any such material permits, subject in each case to such qualifications as may be set forth in the Prospectus.

(q)    No holder of any security of the Company has any right to require registration of any security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

(r)    Neither the Company nor any of its subsidiaries is currently subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

(s)    Neither of the Offerors is and, after giving effect to the offering and sale of the Securities, neither will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(t)    The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees.

(u)    The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Trust Agreement and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

(v)    The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(w)    This Agreement has been duly authorized, executed and delivered by each of the Offerors.

(x)    The Trust Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company; assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee (as defined in the Trust Agreement), the Trust Agreement will, at the Closing Time, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (the “Bankruptcy Exceptions”), and will conform to all statements relating thereto in the Prospectus; and at the Closing Time, the Trust Agreement will have been duly qualified under the 1939 Act.

(y)    Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by the Bankruptcy Exceptions; the Guarantees and the Guarantee Agreements will conform to all statements relating thereto contained in the Prospectus; and, at the Closing Time, the Preferred Securities Guarantee Agreement will have been duly qualified under the 1939 Act.

(z)    The Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; holders of Preferred Trust Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

(aa)    The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform to all statements relating thereto contained in the Prospectus; and, at the Closing Time, the Indenture will have been duly qualified under the 1939 Act.

(bb)    The Trust Debt Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof may be limited by the Bankruptcy Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to all statements relating thereto contained in the Prospectus.

(cc)    The Company’s obligations under each of the Guarantees are subordinate and junior in right of payment to all liabilities of the Company.

(dd)    The Trust Debt Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company.

Section 2.    Sale and Delivery to Underwriters; Closing.

(a)    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price of $25 per Preferred Trust Security and at an annual distribution rate per Preferred Trust Security of 7.70% of the liquidation amount of $25 per Preferred Trust Security, the number of Preferred Trust Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Preferred Trust Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof.

As compensation to the Underwriters for their commitments hereunder and in view of the fact that the entire proceeds of the sale of the Preferred Securities (together with the entire proceeds from the sale by the Trust to the Company of the Common Securities) will be used to purchase the Trust Debt Securities of the Company, the Company hereby agrees to pay at the Closing Time to the Representative, for the accounts of the several Underwriters, a commission per Preferred Trust Security equal to $0.7875 to be delivered by the Trust hereunder at the Closing Time. At the Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by wire transfer in immediately available funds to an account designated by the Representative.

(b)    Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the office of O’Melveny & Myers LLP or at such other place as shall be agreed upon by the Representative and the Trust, at 11:00 A.M. New York time on the third business day (unless postponed in accordance with the provisions of Section 7 hereof) after execution of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Offerors (such time and date of payment and delivery being herein called the “Closing Time”). Such payment shall be made to the Trust by wire transfer in immediately available funds to an account designated by the Trust, against delivery to The Depository Trust Company (“DTC”) or its nominee for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them, with any transfer taxes payable in connection with the transfer of the Preferred Securities duly paid. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities that it has agreed to purchase.

Section 3.    Covenants of the Offerors.    Each of the Offerors jointly and severally covenant with each Underwriter as follows:

(a)    To prepare the Prospectus as amended or supplemented in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) of 1933 Act Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by such Rule 424(b); to make no further amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented after the date of this Agreement and prior to the Closing Time that shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative promptly of any such proposed amendment or supplement after the Closing Time and furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and, during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or the Trust Debt Securities, of the

suspension of the qualification of the Securities or the Trust Debt Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or the Trust Debt Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)    Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities or the Trust Debt Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day (as defined in Section 12 hereof) next succeeding the date of this Agreement and from time to time as soon as practicable thereafter, to furnish each Underwriter with written and electronic copies of the Prospectus, as amended or supplemented, in New York City in such quantities as such Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations or the 1939 Act and the 1939 Regulations, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer of the Securities as many written and electronic copies as such Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158 of the 1933 Act Regulations).

(e)    The Offerors will use their reasonable best efforts to have the Preferred Securities listed, subject to notice of issuance, on the New York Stock Exchange (the

“NYSE”) on or before the Closing Time; if the Preferred Securities are exchanged for Trust Debt Securities, the Company will use its reasonable best efforts to have the Trust Debt Securities listed on the exchange on which the Preferred Securities were then listed; and the Offerors will use their reasonable best efforts to have their registration statement on Form 8-A declared effective under the 1934 Act within 30 days of the Closing Time.

(f)    During a period of 90 days from the date of this Agreement, neither of the Offerors will, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Trust Securities, any security convertible into, exchangeable into or exercisable for Preferred Trust Securities or any securities substantially similar to the Preferred Securities (except for Preferred Trust Securities issued pursuant to this Agreement).

(g)    The Offerors will apply the net proceeds from the sale of the Preferred Securities substantially in accordance with the description set forth in the Prospectus under the caption “Use of Proceeds.”

(h)    Except as stated in the Prospectus, the Offerors will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or maintenance of the price of the Preferred Securities.

Section 4.    Payment of Expenses.    The Company will pay all expenses incident to the performance of each Offeror’s obligations under this Agreement, including, but not limited to: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreements, any blue sky memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Trust Debt Securities; (c) all expenses in connection with the qualification of the Securities and the Trust Debt Securities for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky survey; (d) any fees charged by securities rating services for rating the Securities and the Trust Debt Securities; (e) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities or the Trust Debt Securities; (f) the cost of preparing the Securities and the Trust Debt Securities; (g) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Trust Debt Securities; (h) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Trust Agreement and the Certificate of Trust; (i) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Trust Debt Securities on the New York Stock Exchange or any other exchange; (j) the cost and charges of any transfer agent or registrar; (k)

the cost of qualifying the Preferred Securities with DTC; and (l) all other costs and expenses incident to the performance of each Offeror’s obligations hereunder that are not otherwise specifically provided for in this Section 4. It is understood, however, that, except as provided in this Section 4, and Sections 6 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

Section 5.    Conditions of Underwriters’ Obligations.    The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Trust in this Agreement are, at and as of the Closing Time, true and correct, to the condition that the Company and the Trust shall have performed all of its obligations hereunder theretofore to be performed and to the following additional conditions:

(a)    The Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.

(b)    Pillsbury Winthrop LLP, counsel for the Underwriters, shall have furnished to the Representative its written opinion, dated the Closing Time, with respect to the matters covered in paragraphs (i), (ii) and (iv), the first clause of paragraph (viii), paragraphs (xiii), (xiv) and (xv) and the paragraph following paragraph (xv) of Section 5(c) hereof and in paragraph (iv) of Section 5(e) hereof, as well as such other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

In giving its opinion, such counsel may rely (i) as to certain matters of California law upon the opinion of O’Melveny & Myers LLP, counsel for the Offerors, which shall be delivered in accordance of Section 5(c) hereof, and (ii) as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, which shall be delivered in accordance with Section 5(e) hereof.

(c)    O’Melveny & Myers LLP or other external counsel for the Company satisfactory to the Representative shall have furnished to the Representative its written opinion, dated the Closing Time, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

(i)    The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California, with corporate power to own and lease its properties, to carry on its business as described in the

Prospectus, as amended or supplemented, to enter into this Agreement and to issue and deliver the Trust Debt Securities and the Guarantees as provided herein.

(ii)    The statements in the Prospectus under the captions “Risk Factors,” “The Trust,” “Description of Preferred Trust Securities” (except under the subsection “Global Preferred Trust Securities”), “Description of Junior Subordinated Debentures,” “Description of Preferred Trust Securities Guarantee,” “The Trusts,” “Description of Trust Debt Securities,” “Description of the Preferred Trust Securities,” “Description of Preferred Trust Securities Guarantee” and “Relationship Among the Preferred Trust Securities, the Trust Debt Securities and the Preferred Trust Securities Guarantee,” insofar as they summarize the provisions of the Preferred Securities, the Common Securities, the Guarantees, the Guarantee Agreements, the Trust Agreement, the Indenture and the Trust Debt Securities, fairly present the information required by Form S-3.

(iii)    The Registration Statement has been declared effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

(iv)    The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company on behalf of itself and as sponsor under the Trust Agreement.

(v)    No consent, approval, permit or order of any federal or California governmental authority is required on the part of the Company for the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Trust Debt Securities or the Guarantees as contemplated by this Agreement, except (A) such as have been obtained under the 1933 Act and the 1933 Act Regulations or the 1939 Act and the 1939 Act Regulations and such as have been applied for under the 1934 Act and the 1934 Act Regulations, (B) the authorization of the Public Utilities Commission of the State of California referred to in Section 1(i) of this Agreement, which has been obtained and remains in full force and effect and is, to the knowledge of such counsel, not the subject of any pending or threatened application for rehearing or petition for modification, and (C) such as may be required under foreign or state securities or blue sky laws in connection with the purchase and distribution of the Preferred Securities by the Underwriters.

(vi)    The Company’s execution and delivery of this Agreement, the Indenture, the Trust Agreement, the Trust Debt Securities and the Guarantees do not, and the Company’s performance of its obligations thereunder will not, violate the Company’s Articles of Incorporation or By-Laws or any applicable California, New York or federal statute, rule or regulation, except that such counsel need express no opinion regarding state securities or blue sky laws or any provisions thereof that provide for indemnification or contribution.

(vii)    The Company is not an investment company required to register under the 1940 Act.

(viii)    The Registration Statement, at its effective date, and the Prospectus, as of the date it was filed with the Commission, and any further amendments and supplements thereto made by the Company prior to the Closing Time at their respective effective dates or respective dates of filing, as applicable, appeared on their face to comply as to form in all material respects with the requirements for registration statements on Form S-3, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein; and the documents incorporated by reference in the Prospectus, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the 1934 Act and the 1934 Act Regulations in effect at such dates, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

(ix)    The statements in the Prospectus under the caption “U.S. Federal Income Tax Consequences” constitute a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

(x)    All of the issued and outstanding Common Securities of the Trust are owned of record by the Company.

(xi)    The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xii)    The Trust Agreement, the Indenture and the Preferred Securities Guarantee Agreement have been duly qualified under the 1939 Act.

(xiii)    The Guarantee Agreements have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and the delivery of the Preferred Securities and the Common Securities in accordance with this Agreement, will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(xiv)    The Indenture has been duly authorized by all necessary corporate action on the part of the Company and constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(xv)    The Trust Debt Securities are in the form contemplated by the Indenture; the Trust Debt Securities have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and the delivery of the Trust Debt Securities in accordance with this Agreement, will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

Such counsel shall state that it participated in conferences in connection with the preparation of, and has reviewed, the Registration Statement and the Prospectus, but has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference therein, and the limitations inherent in the examination made by such counsel and the knowledge available to it are such that such counsel is unable to assume any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in subparagraph (ii) above). However, such counsel shall state that on the basis of its review such counsel does not believe that the Registration Statement as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that, as of its date and on the date of such opinion, the Prospectus, as amended or supplemented, and any further amendments and supplements thereto made by the Company prior to the Closing Time (in each case including the documents then incorporated by reference and considered as a whole as of such dates), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, such counsel need not express any opinion or belief: (i) as to the financial statements and other financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Closing Time, (ii) the statements of eligibility, as it may be amended, under the 1939 Act, of the Indenture Trustee, the Guarantee Trustee or the Property Trustee or (iii) any document filed by the Company under the 1934 Act, whether before or after the effective date of the Registration Statement, except to the extent that any such document is a document incorporated by reference in the Registration Statement on its effective date, considered as a whole, or is a document incorporated by reference and read together with the Prospectus at the time it was filed with the Commission and considered as a whole. Counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or the documents incorporated by reference therein that are not filed as required.

In rendering its opinion as aforesaid in this Section 5(c), such counsel may rely upon an opinion or opinions, each dated the Closing Time, of other counsel retained by them or the Company and satisfactory to the Representative as to laws of any jurisdiction other than the United States or the States of California and New York, provided that (1) such reliance is expressly authorized by each opinion so relied upon and (2) a signed copy of each such opinion is delivered to the Representative that states that the Underwriters may rely thereon and is otherwise in form and substance satisfactory to them and their counsel.

(d)    Robert M. Johnson, Assistant General Counsel for the Company, shall have furnished to the Representative his written opinion, dated the Closing Time, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

(i)    The Subsidiaries have been duly incorporated and are validly existing in good standing under the laws of the State of Nevada, with corporate power to own and lease their respective properties and to carry on their respective businesses as described in the Prospectus.

(ii)    The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of Nevada and Arizona and the Company does not own or lease material properties or conduct material business in any other jurisdiction which would require such qualification; all the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record directly by the Company free and clear of any perfected security interest or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

(iii)    To the best knowledge of such counsel after reasonable inquiry, neither the Company nor either of the Subsidiaries is in violation of or is in default in the performance of any obligation contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or either of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound which violation or default could reasonably be expected to have a Material Adverse Effect.

(iv)    To the best knowledge of such counsel after reasonable inquiry, there are no rights that entitle or will entitle any person to acquire any security of the Company upon the issuance of the Trust Debt Securities and the Guarantees by the Company; and to the best knowledge of such counsel after reasonable inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any security of the Company as a result of the issuance of the Trust Debt Securities and the Guarantees by the Company.

(v)    The Company’s execution, delivery and performance of this Agreement, the Trust Agreement, the Indenture, the Trust Debt Securities, the Guarantees and the Guarantee Agreements do not: (A) violate, breach, or result in a default under any existing obligation of the Company or the Subsidiaries under any agreement, indenture, lease or other instrument to which the Company or the Subsidiaries is a party or by which it or any of its properties is bound that is an exhibit to the Registration Statement or to any document incorporated by reference in the Prospectus or any other material agreement, indenture, lease or other instrument known to such counsel after reasonable inquiry, (B) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any Arizona, California or Nevada or federal court or governmental authority binding on the Company, or (C) violate any applicable Arizona or Nevada law, ordinance, administrative or governmental rule or regulation.

(vi)    No consent, approval, authorization or order of, or filing with, any federal, California, Arizona or Nevada governmental authority is required on the part of the Company for the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Trust Debt Securities or the Guarantees as contemplated by this Agreement, except: (A) such as have been obtained under the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, (B) the authorization of the Public Utilities Commission of the State of California referred to in Section 1(i) of this Agreement, which has been obtained, remains in full force and effect and is, to the best knowledge of such counsel, not the subject of any pending or threatened application for rehearing or petition for modification, and (C) such as may be required under applicable foreign or state securities or blue sky laws in connection with the purchase and distribution of the Preferred Securities by the Underwriters.

(vii)    To the best knowledge of such counsel after reasonable inquiry, other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries or any of their property is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described.

(viii)    The Guarantee Agreements, the Indenture and the Trust Agreement have been duly executed and delivered by the Company.

(ix)    The Trust is not a party to or otherwise bound by any agreement other than those listed on Schedule A attached to such opinion; the Trust is not subject to any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties; and the Trust is not required to file an application as a foreign corporation in Nevada.

In addition, such counsel shall include in his opinion a statement substantially to the effect set forth in the paragraph following paragraph (xv) of Section 5(c) hereof.

In rendering his opinion as aforesaid in this Section 5(d), such counsel may rely upon an opinion or opinions, each dated the Closing Time, of other counsel retained by them or the Company and satisfactory to the Representative as to laws of any jurisdiction other than the United States or the States of Arizona and Nevada, provided that (1) such reliance is expressly authorized by each opinion so relied upon and (2) a signed copy of each such opinion is delivered to the Representative that states that the Underwriters may rely thereon and is otherwise in form and substance satisfactory to the Representative and counsel for the Underwriters.

(e)    Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, shall have furnished to the Representative its written opinion, dated the Closing Time, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

(i)    The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made; under the Delaware Act and the Trust Agreement the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities and the Common Securities.

(ii)    The Trust Agreement is a valid and binding agreement of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

(iii)    The Common Securities have been duly authorized by the Trust Agreement and, when issued, delivered and paid for in accordance with the terms of the Trust Agreement, will be validly issued and will represent fully paid undivided beneficial interests in the assets of the Trust; and, under the Delaware Act and the Trust Agreement, the issuance of the Common Securities is not subject to preemptive or other similar rights.

(iv)    The Preferred Securities have been duly authorized by the Trust Agreement and, subject to the qualifications set forth herein, when issued, delivered and paid for in accordance with the terms of this Agreement and the Trust Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and, under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities is not subject to preemptive or other similar rights. Such counsel may bring to the attention of the Underwriters that the Preferred Securities holders may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Trust Securities and the issuance of replacement Preferred Trust Securities and (B) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

(v)    The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Trust Debt Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation of the transactions contemplated herein; and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary actions of the Trust and do not and will not result in any violation of the provisions of its Certificate of Trust or the Trust Agreement or any applicable Delaware law or administrative regulation.

(vi)    No filing with, consent, approval, authorization, order, registration, qualification or decree of any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Preferred Securities or the Common Securities, the purchase by the Trust of the Trust Debt Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder.

(vii)    The execution and delivery of this Agreement by the Trust is not in violation of its Certificate of Trust or the Trust Agreement.

(viii)    The holders of the Preferred Securities (other than those holders of Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust; and the Trust will not be liable for any income tax imposed by the State of Delaware.

(f)    Emmet, Marvin & Martin LLP, counsel to BNY Midwest Trust Company, as Property Trustee under the Trust Agreement, as Guarantee Trustee under the Preferred Securities Guarantee Agreement and as Indenture Trustee under the Indenture, shall have furnished to the Representative its written opinion, dated the Closing Time, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

(i)    The execution, delivery and performance of the Trust Agreement by the Property Trustee, the Preferred Securities Guarantee Agreement by the Guarantee Trustee and the Indenture by the Indenture Trustee do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee, the Guarantee Trustee or the Indenture Trustee, as applicable.

(ii)    No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Property Trustee of the Trust Agreement, by the Guarantee Trustee of the Preferred Securities Guarantee Agreement or by the Indenture Trustee of the Indenture.

(iii)    Each of the Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture is a valid and binding agreement of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, as applicable, and is enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, as applicable, in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

(g)    On the date of this Agreement and at the Closing Time, PricewaterhouseCoopers LLP, independent certified public accountants, shall have furnished to the Representative a letter, dated the date of this Agreement and a letter dated the Closing Time, respectively, to the effect set forth in Annex II hereto, and in form and substance satisfactory to the Representative and counsel for the Underwriters.

(h)    (i)    None of the Company, either of the Subsidiaries or the Trust shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of this

Agreement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, as amended prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus, as amended prior to the date of this Agreement, there shall not have been any change in the capital stock or long-term debt of the Company or its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries or of the Trust, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Preferred Securities.

(i)    On or after the date of this Agreement: (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations; and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred securities and no notice shall have been given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)    Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) and Fitch, Inc. (“Fitch”) shall have publicly assigned to the Preferred Securities ratings of at least “Baa3,” “BB” and “BBB-,” respectively, and ratings at least at those levels shall be in full force and effect at the Closing Time; and the Trust shall have delivered to the Representative a letter, dated the Closing Time, from S&P, Moody’s and Fitch, respectively, or other evidence satisfactory to the Representative, confirming that the Preferred Securities have such ratings.

(k)    On or after the date of this Agreement, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the NYSE, the Pacific Stock Exchange, the American Stock Exchange or the Nasdaq National Market or the establishment of minimum or maximum prices on any such exchange or the Nasdaq National Market or the imposition of additional material governmental restrictions, not in force on the date of this Agreement, upon trading in securities by any such exchange or by order of the Commission or any court or other governmental authority; (ii) a suspension or material limitation in trading in the Company’s securities by the Commission, the NYSE or the Pacific Stock Exchange; (iii) the declaration of a general banking moratorium in New York, Nevada, Arizona or California by federal or state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) a material adverse change in financial or securities markets in the United States or the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; if the effect of any such event specified in clause (iv) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Preferred Securities.

(l)    The Company shall have complied with the provisions of Section 3(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(m)    At the Closing Time, the Preferred Securities shall have been approved for listing on the NYSE, subject to notice of issuance and the effectiveness of the Form 8-A.

(n)    Each of the Company and the Trust shall have furnished or caused to be furnished to the Representative at the Closing Time a certificate or certificates of officers of the Company and Trustees of the Trust, respectively, satisfactory to the Representative and counsel for the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Time, as to the matters set forth in Sections 5(a) and 5(h) hereof and as to such other matters as the Representative may reasonably request; such certificate of the Trust shall also certify that (i) the Trust is not a party to or otherwise bound by any agreement other than those attached to such certificate and (ii) the Trust is not subject to any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties

Any certificate or document signed by any officer of the Company or any Trustee of the Trust and delivered to the Representative or the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as the case may be, to each Underwriter as to the statements made therein.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice from the Representative to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

Section 6.    Indemnification and Contribution.  (a) The Offerors will indemnify and hold harmless each Underwriter against any losses, claims, damages, expenses or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, as amended or supplemented, and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Offerors shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, as amended or supplemented, and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Prospectus as amended or supplemented ; and provided, further, that the Offerors shall not be liable to any Underwriter under this Section 6(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage, expense or liability of such Underwriter results from the fact that such Underwriter sold the Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus, as then amended or supplemented (excluding documents incorporated by reference), in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage, expense or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus that was identified in writing at such time to such Underwriter and corrected in the Prospectus (excluding documents incorporated by reference) or in the Prospectus, as then amended or supplemented (excluding documents incorporated by reference), and such correction would have cured the defect giving rise to such loss, claim, damage or liability. The Company agrees to indemnify the Trust against all losses, claims, damages, expenses or liabilities whatsoever that may become due from the Trust under this Section 6(a).

(b)    Each Underwriter will indemnify and hold harmless the Offerors against any losses, claims, damages, expenses or liabilities to which the Offerors may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, as amended or supplemented, and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, as amended or supplemented, and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through the Representative expressly for use therein; and will promptly reimburse the Offerors for such legal or other expenses reasonably incurred by the Offerors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under Section 6(a) or 6(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such Section. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) hereof in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage, expense or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Offerors bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 6(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

(e)    The obligations of the Offerors under this Section 6 shall be in addition to any liability that the Offerors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act and to each director and officer of any Underwriter; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and trustee of the Offerors, to each officer who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 7.    Default by One or More of the Underwriters.  (a) If any Underwriter shall default in its obligation to purchase the Preferred Securities that it has agreed to purchase under this Agreement, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Preferred Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Preferred Securities, then the Offerors shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Preferred Securities on such terms. In the event that, within the respective prescribed period, the non-defaulting Underwriters notify the Offerors that they have so arranged for the purchase of such Preferred Securities, or the Offerors notify the non-defaulting Underwriters that they have so arranged for the purchase of such Preferred Securities, the non-defaulting Underwriters or the Offerors shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Offerors agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 7 with like effect as if such person had originally been a party to this Agreement.

(b)    If, after giving effect to any arrangements for the purchase of the Preferred Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Offerors as provided in Section 7(a) hereof, the aggregate number of such Preferred Securities that remains unpurchased does not exceed one-eleventh of the aggregate number of the Preferred Securities, then the Offerors shall have the right to require each non-defaulting Underwriter to purchase the number of Preferred Securities that such Underwriter originally agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Preferred Securities that such Underwriter originally agreed to purchase hereunder) of the Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Preferred Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Offerors as provided in Section 7(a) hereof, the aggregate principal amount of Preferred Securities that remains unpurchased exceeds one-eleventh of the aggregate number of the Preferred Securities, as referred to in Section 7(b) hereof, or if the Offerors shall not exercise the right described in Section 7(b) hereof to require non-defaulting Underwriters to purchase Preferred Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Offerors, except for the expenses to be borne by the Offerors and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 8.    Representations, Warranties and Agreements to Survive.  The respective indemnities, agreements, representations, warranties and other statements of the Offerors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person or director of any Underwriter, or the Offerors, or any officer, director or trustee or controlling person of the Offerors, and shall survive delivery of and payment for the Preferred Securities.

Section 9.    Effect of Termination.  If this Agreement shall be terminated pursuant to Section 7 hereof, the Offerors shall not then be under any liability to any Underwriter with respect to the Preferred Securities except as provided in Sections 4 and 6 hereof; but, if for any other reason Preferred Securities are not delivered by or on behalf of the Offerors as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Preferred Securities, but the Offerors shall then be under no further liability to any Underwriter with respect to such Preferred Securities except as provided in Sections 4 and 6 hereof.

Section 10.    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at

677 Washington Boulevard, Stamford, Connecticut 06901, attention of Fixed Income Syndicate, fax: (203) 719-0495; notices to the Offerors shall be directed to them at 5241 Spring Mountain Road, Las Vegas, Nevada 98510, attention of the chief financial officer.

Section 11.    Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Offerors and, to the extent provided in Sections 6 and 8 hereof, the officers, directors and trustees of the Offerors and each person who controls the Offerors or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Preferred Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

Section 12.    Governing Law and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business. As used herein, “New York Business Day” shall mean any day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

Section 13.    Counterparts.  This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Trust and the Company in accordance with its terms.

Very truly yours, SOUTHWEST GAS CORPORATION

By:	/S/ EDWARD A. JANOV
Title: Vice President/Finance

SOUTHWEST GAS CAPITAL II

By:	Southwest Gas Corporation, as Sponsor

By:	/S/ KENNETH J. KENNY
Title: Treasurer

CONFIRMED AND ACCEPTED,

as of the date first above written:

UBS Securities LLC

As Representative of the several Underwriters

named in Schedule A hereto

By:	/S/ RON YANAGI
Authorized Signatory
Ron Yanagi
Executive Director

By:	/S/ TODD MOHONEY
Authorized Signatory
Todd Mohoney
Associate Director

SCHEDULE A

Underwriter	Number of Preferred Securities to be Purchased
UBS Securities LLC	731,200
A.G. Edwards & Sons, Inc.	731,200
Merrill Lynch, Pierce, Fenner & Smith Incorporated	731,200
U.S. Bancorp Piper Jaffray Inc.	731,200
KBC Financial Products USA Inc.	731,200
ABN AMRO Incorporated	20,000
Banc of America Securities LLC	20,000
BB&T Investment Services, Inc.	20,000
Deutsche Bank Securities Inc.	20,000
Fahnestock & Co. Inc.	20,000
Goldman, Sachs & Co.	20,000
HSBC Securities (USA) Inc.	20,000
J.P. Morgan Securities Inc.	20,000
Lehman Brothers Inc.	20,000
McDonald Investments Inc.	20,000
Quick & Reilly, Inc.	20,000
SunTrust Capital Markets, Inc.	20,000
Wells Fargo Securities, LLC	20,000
Advest, Inc.	12,000
C.L. King & Associates, Inc.	12,000
Doley Securities, Inc.	12,000
Ferris, Baker Watts Incorporated	12,000
Morgan Keegan & Company, Inc.	12,000
Raymond James & Associates, Inc.	12,000
Southwest Securities, Inc.	12,000

Total	4,000,000

ANNEX II

Pursuant to Section 5(g) of the Agreement, the accountants shall furnish letters to the Representative to the effect that:

(i)    they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;

(ii)    in their opinion, the financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 193 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable;

(iii)    they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus;

(iv)    on the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)    (i) the unaudited condensed statements of income, balance sheets and statements of cash flows included in the Prospectus or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B)    any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C)    the unaudited financial statements that were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D)    any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)    as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company, including current maturities, or any decreases in net current assets or stockholder’s equity or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

(F)    for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net sales or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

(vii)    in addition to the audit referred to in their report or reports included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative that are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative or

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in documents incorporated by reference in the Prospectus specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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